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Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of Washington Group International, Inc. on Form S-8 of our report dated February 28, 2003 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the Company's plan of reorganization and a change in accounting for goodwill) appearing in the Annual Report on Form 10-K of Washington Group International for the fiscal year ended January 3, 2003.

/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
Boise, Idaho
September 19, 2003

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  Exhibit 23.2